                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) MARCH 23, 1998



                               KOGER EQUITY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    FLORIDA
--------------------------------------------------------------------------------
                    (State of incorporation or organization)

                1-9997                                     59-2898045
--------------------------------------------------------------------------------
     (Commission File Number)                  (IRS Employer Identification No.)


   3986 BOULEVARD CENTER DRIVE
     JACKSONVILLE, FLORIDA                                    32207
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (904) 398-3403
--------------------------------------------------------------------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On March 23, 1998, the due diligence period ended and Koger Equity, Inc. (the "Company") agreed to purchase (i) four office buildings containing approximately 318,000 gross square feet, (ii) a retail development consisting of seven buildings containing approximately 112,600 gross square feet and (iii) 22 acres of developable land (the "Colonnade Acquisition"). These properties will be acquired for approximately $58.4 million on or about March 31, 1998 and are located in Birmingham, Alabama. The funds required for this acquisition will be drawn from the Company's secured revolving credit facility.

     The Company considered various factors in determining the price to be paid for this acquisition. Factors considered include nature of the tenants and terms of leases in place, opportunities for alternative and new tenancies, historical and expected cash flow, occupancy rates, current operating costs on the properties and anticipated changes therein under Company ownership, the physical condition and location of the properties, need for capital improvements, the anticipated effect on the Company's financial results, and other factors. The Company takes into consideration capitalization rates at which it believes other comparable properties have recently sold. However, the Company determines the price it is willing to pay primarily on the factors discussed above relating to the properties themselves and their fit into the Company's existing operations. No separate independent appraisals were obtained in connection with this acquisition. The Company, after investigation, is not aware of any material factors, other than those discussed above, that would cause the financial information reported not to be necessarily indicative of future operating results.

     The Company is currently engaged in negotiations for the acquisition of a property which would be made by a newly formed so-called "downREIT" limited partnership with the Company as general partner. This property includes an approximately 51-acre office park with buildings containing in excess of 530,000 square feet and additional property which will accommodate approximately 160,000 feet of office development. The purchase price of $53.8 million is payable by assumption of approximately $22.5 million of debt and under certain circumstances either (i) issuance of downREIT limited partnership units having a minimum value of approximately $17.5 million up to a maximum value of $23.3 million with the balance in cash, or (ii) in the alternative this acquisition may be accomplished by cash and assumption of debt. The partnership units would be convertible into a minimum of approximately 762,000 shares and a maximum of approximately 1,015,000 shares of the Company's Common Stock (or at the option of the Company such units may be redeemed for cash).
No binding purchase agreement has been signed at this time, and there can be no
assurance that this proposed acquisition will be consummated.   Based on
information supplied to the Company by the current owner, the rentals revenues and operating expenses (excluding management costs) of these properties for the twelve months ended December 31, 1997 were approximately $7.1 million and $2.4 million, respectively.

     David B. Hiley, a Director of the Company since 1993 and Chairman of the Finance/Investment Committee of the Company's Board of Directors is joining the Company as its Executive Vice President and Chief Financial Officer effective April 1, 1998. Mr. Hiley has had an extensive career in financial management, currently serving as a full-time consultant to Nortek, Inc., in Providence, Rhode Island. He formerly was Managing Director of Berkshire Capital Corporation; a Director and former Senior Executive Vice President and head of investment banking for Thomson McKinnon Securities, Inc.; and a Director of Newcity Communications, Inc. prior to its recent sale. Mr. Hiley is a graduate of Dartmouth College and received his M.B.A. degree from the Amos Tuck School; he is 59 years old.


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


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (a) Financial Statements of Real Estate Acquired.

         Statement of Revenues and Certain Expenses of Birmingham Colonnade for the year ended December 31, 1997.

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


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Koger Equity, Inc.
Jacksonville, Florida


We have audited the accompanying statement of revenues and certain expenses of the properties known as Birmingham Colonnade for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K of Koger Equity, Inc. as a result of the acquisition of these properties). Material amounts, described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from future operations of the acquired properties are excluded and the statement is not intended to be a complete presentation of the acquired properties' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Birmingham Colonnade for the year ended December 31, 1997 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Jacksonville, Florida
March 19, 1998

                 BIRMINGHAM COLONNADE - BIRMINGHAM, ALABAMA
                 STATEMENT OF REVENUES AND CERTAIN EXPENSES
                        YEAR ENDED DECEMBER 31, 1997



REVENUES:
 Rental income                                    $5,376,674
 Recoverable expenses                              2,089,307
 Other income                                         88,208
                                                  ----------
   Total revenues                                  7,554,189
                                                  ----------

CERTAIN EXPENSES:
 Property operating                                2,259,761
 Real estate taxes                                   331,756
 Management costs and fees                           479,355
                                                  ----------
   Total certain expenses                          3,070,872
                                                  ----------

REVENUES IN EXCESS OF CERTAIN EXPENSES            $4,483,317
                                                  ==========


See notes to statement of revenues and certain expenses.

                   BIRMINGHAM COLONNADE - BIRMINGHAM, ALABAMA
              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 1997

1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Birmingham Colonnade, an office and retail development located in Birmingham, Alabama, will be acquired by Koger Equity, Inc. on or about March 31, 1998. The statement of revenues and certain expenses includes information related to the operations of Birmingham Colonnade for the period from January 1, 1997 through December 31, 1997 as recorded by the properties' previous owner, CSL Colonnade Associates, a Georgia joint venture.

     The accompanying historical financial statement information is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the year ended December 31, 1997 as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and other costs not directly related to the future operations of the acquired property.

     MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RENTAL INCOME - Rental income is recognized on a straight-line basis over the terms of the related leases.

     PROPERTY OPERATING EXPENSES - Property operating expenses consist primarily of utilities, insurance, repairs and maintenance, security and safety, cleaning and other administrative expenses.

     MANAGEMENT COSTS AND FEES - The property was managed by an affiliate of the previous owners for a property management fee of 3% of rental and other revenues plus reimbursement of personnel and other costs related to management of the properties.

2.   OPERATING LEASES

     Operating revenue is principally obtained from business tenant rentals under operating leases. Certain of the leases in force at December 31, 1997 included early termination provisions. Future minimum rentals under all operating leases (including those with early termination provisions) of business tenants as of December 31, 1997 are as follows:



YEAR ENDING DECEMBER 31,                   AMOUNT
------------------------                   ------
1998                                    $ 4,867,339
1999                                      4,460,724
2000                                      3,716,213
2001                                      3,023,805
2002                                      2,634,121
Thereafter                                4,607,129
                                        -----------
   Total                                $23,309,331
                                        ===========


For the year ended December 31, 1997, one tenant, UHC Management, contributed more than ten percent of rental revenues.

(b) Pro Forma Financial Statements

     The following unaudited pro forma financial statements set forth (i) the pro forma balance sheet as of December 31, 1997, as if the acquisition occurred on December 31, 1997, and (ii) the pro forma statement of operations for the year ended December 31, 1997, as if the acquisition occurred on January 1, 1997. The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

     The following unaudited pro forma financial statements may not necessarily reflect the results of operations or financial position of the Company which would have actually resulted had the acquisition occurred as of the date and for the periods indicated, nor should they be taken as indicative of the future results of operations or the future financial position of the Company. Differences would result from various factors, including changes in the amounts of rents received and rental expenses paid in connection with operating the office buildings acquired and changes in the interest rates assumed on the Company's secured revolving credit facility.

                               KOGER EQUITY, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)


                                                                              HISTORICAL          PRO FORMA           PRO FORMA
                                                                               12/31/97          ADJUSTMENTS           12/31/97
                                                                              ----------         -----------          ---------
ASSETS
Operating properties:
  Real estate                                                                   $679,029           $51,256  (a)         $730,285
  Furniture and equipment                                                          2,220                                   2,220
  Accumulated depreciation                                                      (104,700)                               (104,700)
                                                                                --------           -------              --------
  Operating properties - net                                                     576,549            51,256               627,805
Properties under construction                                                     27,586                                  27,586
Undeveloped land held for investment                                              13,249             7,100  (a)           20,349
Undeveloped land held for sale                                                     1,512                                   1,512
Cash and temporary investments                                                    16,955                                  16,955
Accounts receivable, net                                                           5,646                                   5,646
Investment in Koger Realty Services, Inc.                                            472                                     472
Cost in excess of fair value of net assets acquired - net                          1,870                                   1,870
Other assets                                                                      12,258                                  12,258
                                                                                --------           -------              --------
      TOTAL ASSETS                                                              $656,097           $58,356              $714,453
                                                                                ========           =======              ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Mortgages and loans payable                                                   $181,963           $58,356  (a)         $240,319
  Accounts payable                                                                 8,802                                   8,802
  Accrued real estate taxes payable                                                3,294                                   3,294
  Accrued liabilities - other                                                      6,623                                   6,623
  Dividends payable                                                                6,352                                   6,352
  Advance rents and security deposits                                              4,801                                   4,801
                                                                                --------           -------              --------
      Total Liabilities                                                          211,835            58,356               270,191
                                                                                --------           -------              --------

Shareholders' Equity
  Common stock                                                                       284                                     284
  Capital in excess of par value                                                 441,451                                 441,451
  Retained earnings                                                               30,947                                  30,947
  Treasury stock, at cost                                                        (28,420)                                (28,420)
                                                                                --------           -------              --------
      Total Shareholders' Equity                                                 444,262                                 444,262
                                                                                --------           -------              --------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $656,097           $58,356              $714,453
                                                                                ========           =======              ========

See accompanying notes to unaudited pro forma financial statements.

                               KOGER EQUITY, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)



                                                                             HISTORICAL            PRO FORMA            PRO FORMA
                                                                                1997              ADJUSTMENTS              1997
                                                                             ----------           -----------           ---------
REVENUES
  Rental and other rental services                                            $ 109,501           $ 7,553   (a)         $117,054
  Management fees                                                                 2,637                                    2,637
  Interest                                                                        1,274                                    1,274
  Income from Koger Realty Services, Inc.                                           577                                      577
                                                                              ---------           -------               --------
      Total revenues                                                            113,989             7,553                121,542
                                                                              ---------           -------               --------

EXPENSES
  Property operations                                                            44,453             2,894   (a)           47,347
  Depreciation and amortization                                                  24,073             1,238   (b)           25,311
  Mortgage and loan interest                                                     16,517             4,170   (c)           20,687
  General and administrative                                                      6,374                                    6,374
  Direct cost of management fees                                                  1,896                                    1,896
  Undeveloped land costs                                                            413                 7   (d)              420
  Recovery of loss on land held for sale                                           (379)                                    (379)
                                                                              ---------           -------               --------
      Total expenses                                                             93,347             8,309                101,656
                                                                              ---------           -------               --------
INCOME BEFORE GAIN ON SALE OR DISPOSITION
   OF ASSETS                                                                     20,642              (756)                19,886
Gain on sale or disposition of assets                                             1,955                                    1,955
                                                                              ---------           -------               --------
INCOME BEFORE INCOME TAXES                                                       22,597              (756)                21,841
Income taxes                                                                        935              (151)                   784
                                                                              ---------           -------               --------
INCOME BEFORE EXTRAORDINARY ITEM                                              $  21,662           $  (605)              $ 21,057
                                                                              =========           =======               ========

EARNINGS PER COMMON SHARE AND
   COMMON EQUIVALENT SHARE BEFORE
   EXTRAORDINARY ITEM:
   Basic                                                                      $    1.01                                 $   0.99
                                                                              =========                                 ========
   Diluted                                                                    $    0.96                                 $   0.94
                                                                              =========                                 ========

WEIGHTED AVERAGE COMMON SHARES AND
   COMMON EQUIVALENT SHARES OUTSTANDING:
   Basic                                                                         21,374                                   21,374
                                                                              =========                                 ========
   Diluted                                                                       22,495                                   22,495
                                                                              =========                                 ========

See accompanying notes to unaudited pro forma financial statements.

                               KOGER EQUITY, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

     On or about March 31, 1998, the Company will consummate the Colonnade Acquisition. This acquisition will be funded by drawing approximately $58.4 million under the Company's secured revolving credit facility. It is the intent of the Company's management to operate the office buildings acquired in a manner similar to the Company's existing office building portfolio. It is currently management's intent that the undeveloped land acquired, pursuant to this acquisition, will be held as an investment for future development.

2.   UNAUDITED PRO FORMA BALANCE SHEET

     The unaudited pro forma balance sheet as of December 31, 1997 is based on the historical balance sheet for the Company presented in the Annual Report on Form 10-K for the period ended December 31, 1997. The unaudited pro forma balance sheet includes adjustments assuming this acquisition occurred as of December 31, 1997. Significant pro forma adjustments in the unaudited pro forma balance sheet include the following:

     (a) The Company will purchase the Colonnade Acquisition, which properties are located in Birmingham, Alabama, for approximately $58,356,000. This purchase will be funded with a $58,356,000 draw on the Company's secured revolving credit facility.

3. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

     The unaudited pro forma statement of operations for the year ended December 31, 1997 is based on the historical statement of operations for the Company presented in the Annual Report on Form 10-K for the year ended December 31, 1997. The unaudited pro forma statement of operations includes adjustments assuming that the Colonnade Acquisition occurred as of January 1, 1997. Significant pro forma adjustments in the unaudited pro forma statement of operations include the following:

     (a) Adjustment required for the historical rental revenues and operating expenses for the properties acquired. Operating expenses include management costs and fees calculated using an estimated management fee rate of 4% of total rental revenues of the properties.

     (b) Adjustment required to reflect depreciation ($1,030,000) on the properties acquired, based on the total cost of the Colonnade Acquisition. The Company uses the straight-line method for depreciation and amortization using an estimated life of 39 years for buildings. Also, an adjustment required to reflect amortization expense ($208,000) related to deferred financing costs for the secured revolving credit facility.

     (c) Adjustment required to reflect interest expense related to the assumed amount drawn on the secured revolving credit facility ($58,356,000) to fund the Colonnade Acquisition. The estimated average interest rate on the secured revolving credit facility was 7.145 percent.

     (d) Adjustment required to reflect real estate taxes on the unimproved land purchased as part of the Colonnade Acquisition.

                               KOGER EQUITY, INC.
           UNAUDITED STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
            AND ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS OF
     KOGER EQUITY, INC. FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)


REVENUES
 Rental and other rental services                        $117,074
 Management fees                                            2,637
 Interest                                                   1,274
 Dividends received from Koger Realty Services, Inc.          364
                                                         --------
    Total revenues                                        121,349
                                                         --------

 EXPENSES
  Property operations                                      47,450
  Depreciation and amortization                            20,705
  Mortgage and loan interest                               20,687
  General and administrative                                6,106
  Direct cost of management fees                            1,866
  Other                                                       420
  Compensation - exercise of stock options                  3,852
                                                         --------
    Total expenses                                        101,086
                                                         --------
 Estimated Taxable Operating Income                        20,263
 Add Back: Depreciation and Amortization                   20,705
                                                         --------
 Estimated Cash To Be Made Available By Operations       $ 40,968
                                                         ========

Note 1: This statement of estimated taxable operating results and estimated cash to be made available by operations is an estimate of operating results of the Company for the twelve month period ended December 31, 1997 assuming that the Colonnade Acquisition occurred on the first day of the twelve month period. However, this statement does not purport to reflect actual results for any period.

Note 2: Tax depreciation was determined based upon the actual tax depreciation for the Company's existing portfolio and based upon the assumption that the Colonnade Acquisition occurred on the first day of the twelve month period.


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


(c) Exhibits.


 Exhibit Number                Description
 --------------                -----------
     23                        Consent of Deloitte and Touche LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         KOGER EQUITY, INC.




Dated: March 26, 1998                    By:       JAMES L. STEPHENS
                                            -------------------------------
                                                   James L. Stephens
                                         Title:   Vice President and
                                               Chief Accounting Officer



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